Prologis Supplemental Information Fourth Quarter 2020 Unaudited Prologis Park Bromford Gate, Birmingham, UK

4Q 2020 Supplemental Highlights 1 Company Profile 2 Company Performance 4 Prologis Leading Indicators and Proprietary Metrics 5 Guidance Financial Information 6 Consolidated Balance Sheets 7 Consolidated Statements of Income 8 Reconciliations of Net Earnings to FFO 9 Reconciliations of Net Earnings to Adjusted EBITDA Strategic Capital 10 Summary and Financial Highlights 11 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 12 Non-GAAP Pro-Rata Financial Information Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio Capitalization 28 Overview 29 Debt Components - Consolidated 30 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 31 Components Notes and Definitions 33 Notes and Definitions (A) Terms used throughout document are defined in the Notes and Definitions Copyright © 2020 Prologis

4,703 Buildings Overview * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis share of the Operating Portfolio. 4Q 2020 Supplemental Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2020, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 984 million square feet (91 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,500 customers principally across two major categories: business-to-business and retail/online fulfillment. On January 8, 2020, Prologis U.S. Logistics Venture (consolidated co-investment venture) and Prologis Targeted U.S. Logistics Fund (unconsolidated co-investment venture) completed the acquisition of Industrial Property Trust (IPT) for $2.0 billion each. On February 4, 2020, Prologis completed the acquisition of Liberty Property Trust (LPT) for approximately $13.0 billion, through the issuance of equity and the assumption of debt. These results include the operations of both acquisitions from these dates forward. 984M Square Feet ~$14B Build Out of Land (TEI) U.S. 617M SF 80% of NOI*(A) Other Americas 67M SF 6% of NOI*(A) Europe 200M SF 11% of NOI*(A) Asia 100M SF 3% of NOI*(A)

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2020 Prologis Share of NOI of the Operating Portfolio annualized. 4Q 2020 third-party share of asset management fees annualized plus trailing twelve month third-party share of transactional fees and net promotes. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Company Profile 1 4Q 2020 Supplemental

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Company Performance 4Q 2020 Supplemental 2 Core FFO* AFFO* Estimated Value Creation - Stabilizations

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Core FFO* in millions AFFO* in millions Estimated Value Creation in millions Asset Management Fees and Net Promotes in millions Highlights Company Performance 4Q 2020 Supplemental 3

*Please see our Notes and Definitions for further explanation. New Lease Proposals in millions of square feet U.s. IBI activity index Lease negotiation Gestation- rolling Avg quarterly trend in days U.S. space utilization Highlights Prologis Leading Indicators and Proprietary Metrics* 4Q 2020 Supplemental 4 Average 10

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2021 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. COVID-19 has disrupted financial markets and global, national and local economies. Given the dynamic nature of the pandemic, it is difficult to predict the impact on our future results. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our reports filed with the Securities and Exchange Commission for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions. See the Notes and Definitions for more information. We are further adjusting Core FFO to exclude $0.02 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods. Guidance (A) 4Q 2020 Supplemental 5

Financial Information Consolidated Balance Sheets 4Q 2020 Supplemental 6

Financial Information Consolidated Statements of Income 4Q 2020 Supplemental 7

Financial Information * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to FFO* 4Q 2020 Supplemental 8

Financial Information * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to Adjusted EBITDA* 4Q 2020 Supplemental 9

Strategic Capital * The next promote opportunity is related to the stabilization of individual development project(s). Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. Summary and Financial Highlights 4Q 2020 Supplemental 10

Strategic Capital * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%) (A) 4Q 2020 Supplemental 11

Strategic Capital * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. This balance includes the deferred portion of gains on the contribution of our properties to the ventures prior to 2018, net of any additional costs, included in our investment in the venture. Non-GAAP Pro-Rata Financial Information (A) 4Q 2020 Supplemental 12

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Occupancy Customer Retention Same Store Change Over Prior Year – Prologis Share* Rent Change – Prologis Share Operations Overview 4Q 2020 Supplemental 13 Trailing four quarters – net effective

Operations Amounts exclusive of leases of less than one year, unless otherwise noted. Operating Metrics – Owned and Managed 4Q 2020 Supplemental 14

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Metrics – Owned and Managed 4Q 2020 Supplemental 15 CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS PER SQUARE FOOT TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (by Unit Size) Free rent as a % of lease value – trailing four quarters 2.4% 2.2% 2.4% 2.7% 2.8% Occupancy 92.6% 96.7% 98.2% 98.9% Trailing four quarter average Quarterly total As a % of lease value Per square foot ($)

Operations Operating Portfolio(A) – Square Feet, Occupied and Leased 4Q 2020 Supplemental 16 Data in the Operating Portfolio excludes non-strategic industrial properties acquired from IPT and LPT due to our intent not to hold long-term. These properties are classified as Assets Held for Sale and Other Real Estate Investments. This data excludes 33 million square feet related to non-strategic industrial properties.

Operations This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. This data excludes $38 million of NOI related to non-strategic industrial properties. Operating Portfolio – NOI* and Gross Book Value 4Q 2020 Supplemental 17

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Portfolio – Summary by Division 4Q 2020 Supplemental 18

Operations We have signed leases, that were due to expire, totaling 48 million square feet in our owned and managed portfolio (4.9% of total net effective rent) and 27 million square feet on a Prologis share basis (4.4% of total net effective rent).  These are excluded from 2021 expirations and are reflected at their respective expiration year. Customer Information 4Q 2020 Supplemental 19

Development Starts (TEI) in millions Development Stabilizations (TEI) dollars in millions Building Acquisitions and M&A Activity Land Portfolio in millions Capital Deployment Overview – Prologis Share 4Q 2020 Supplemental 20 Outside the U.S. U.S. - This calculation is on an owned and managed basis. The estimated build out includes the land portfolio and the other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. in millions

Capital Deployment Development Stabilizations 4Q 2020 Supplemental 21

Capital Deployment TEI amount includes development starts on yards and parking lots that will be included in Other Real Estate Investments upon completion. Development Starts 4Q 2020 Supplemental 22

Capital Deployment Development Portfolio 4Q 2020 Supplemental 23

Capital Deployment Third Party Acquisitions 4Q 2020 Supplemental 24

Capital Deployment Dispositions and Contributions 4Q 2020 Supplemental 25

Capital Deployment Land Portfolio – Owned and Managed 4Q 2020 Supplemental 26

Capital Deployment Amounts include approximately 3,000 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Land Portfolio – Summary and Roll Forward 4Q 2020 Supplemental 27

Capitalization * This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Mexico is included in the U.S. as it is U.S. dollar functional. The detail calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. Overview 4Q 2020 Supplemental 28 ASSETS UNDER MANAGEMENT (dollars in millions) Enterprise Value AUM by Geography Market Equity U.S. DOLLAR EXPOSURE (dollars in millions) Enterprise Value Debt U.S. Dollar(A) 29.2% U.S. Dollar (A) 83.1% Outside U.S. 16.9% Outside U.S. 70.8% DEBT BY CURRENCY- PROLOGIS SHARE UNENCUMBERED ASSETS – PROLOGIS SHARE (in billions) AUM by Ownership

Capitalization The maturity for the global senior credit facility ($172 million) and a certain term loan ($250 million) are reflected at the extended maturity date as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our market equity exposure by currency. Debt Components - Consolidated 4Q 2020 Supplemental 29

Capitalization Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $671 million) is reflected at the extended maturity dates as the extensions are at the entity’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 28 for our market equity exposure by currency. Debt Components - Noncontrolling Interests and Unconsolidated (A) 4Q 2020 Supplemental 30

Net Asset Value * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Components – Prologis Share 4Q 2020 Supplemental 31

Net Asset Value For the quarter, promote revenue was $13 million, less promote cash expense of $2 million, tax expense of $1 million and promote amortization expense of $8 million. Components - continued 4Q 2020 Supplemental 32

Notes and Definitions Prologis Fokker Park, Oude Meer, the Netherlands

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